EXHIBIT 4.1

EXECUTION COPY

The TriZetto Group, Inc.

$100,000,000 Principal Amount

2.75% Convertible Senior Notes due 2025

PURCHASE AGREEMENT

September 30, 2005

PURCHASE AGREEMENT

September 30, 2005

UBS Securities LLC

  on behalf of Initial Purchasers

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

The TriZetto Group, Inc, a Delaware corporation (the “Company”), proposes to issue and sell to the initial purchasers named in Schedule A hereto (the “Initial Purchasers”) $100,000,000 aggregate principal amount of its 2.75% Convertible Senior Notes due 2025 (the “Firm Notes”). In addition, the Company proposes to grant to the Initial Purchasers the option to purchase from the Company up to an additional $15,000,000 aggregate principal amount of the Company’s 2.75% Convertible Senior Notes due 2025 solely to cover over-allotments (the “Additional Notes”). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the “Notes.”

The Notes are to be issued pursuant to an indenture (the “Indenture”) to be dated as of October 5, 2005, between the Company and Wells Fargo Corporate Trust, as trustee (the “Trustee”). The Notes will be convertible in accordance with their terms and the terms of the Indenture into shares of the common stock (the “Common Stock”) of the Company, $0.001 par value per share (the “Shares”).

The Notes and the Shares will be offered without being registered under the Securities Act of 1933, as amended (the “Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Act (“Rule 144A”).

The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into at or prior to the “time of purchase” (as defined herein) between the Company and the Initial Purchasers (the “Registration Rights Agreement”).

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) including or incorporating by reference a description of the terms of the Notes and the Shares, the terms of the offering and a description of the Company. As used herein, the terms “Preliminary Memorandum,” “Final Memorandum” and “Memorandum” shall in each case include the documents incorporated by reference therein, if any. The terms “supplement,” “amendment” and “amend” as used herein with respect to a Memorandum shall include the filing of any document, if any, deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed after the date of such Memorandum with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange

Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). As used in this Agreement, “business day” shall mean a day on which the Nasdaq National Market (the “NASDAQ”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

The Company and the Initial Purchasers agree as follows:

1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Firm Notes set forth opposite the name of the Initial Purchasers in Schedule A hereto, at a purchase price of 97% of the principal amount thereof.

In addition, the Company hereby grants to the Initial Purchasers the option to purchase, and upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Initial Purchasers shall have the right to purchase, from the Company, all or a portion of the Additional Notes at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from the “time of purchase” (as hereinafter defined) to the “additional time of purchase” (as hereinafter defined), such accrued interest to be calculated in the same manner and at the same rate at which interest accrues on the Notes in accordance with their terms and the terms of the Indenture. This option may be exercised by UBS Securities LLC (“UBS”), on behalf of the several Initial Purchasers, at any time and from time to time on or before the thirtieth day following the date hereof by written notice to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the option is being exercised and the date and time when the Additional Notes are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be (i) earlier than (a) the “time of purchase” (as defined below) or (b) the second business day after the date on which the option shall have been exercised, or (ii) later than the tenth business day after the date on which the option shall have been exercised. The principal amount of Additional Notes to be sold to the Initial Purchasers shall be the principal amount which bears the same proportion to the aggregate principal amount of Additional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of each Initial Purchaser on Schedule A hereto bears to the aggregate principal amount of Firm Notes.

2. Payment and Delivery. Payment of the purchase price for the Firm Notes shall be made to the Company by Federal Funds wire transfer funds, against delivery of the Firm Notes to you, at the offices of Willkie Farr & Gallagher LLP in New York, New York, or at such other place as may be agreed upon by the parties hereto, for the respective accounts of the Initial Purchasers. Such payment and delivery shall be made at 10:00 A.M., New York City time, on October 5, 2005 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are actually made is herein sometimes called the “time of purchase.”

Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Notes.

Certificates for the Notes shall be in definitive form or global form, as specified by you, and registered in the names and in such denominations as you shall request in writing not later than one full business day prior to the time of purchase or the additional time of purchase, as the case may be. For the purpose of expediting the checking of the certificates for the Notes by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase or the additional time of purchase, as the case may be.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Notes shall be made at the offices of Willkie Farr & Gallagher LLP at 787 Seventh Avenue, New York, New York 10019 at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Notes or the Additional Notes, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchasers that:

(a) the Preliminary Memorandum, as of its date and as of the date of any amendment or supplement thereto did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Final Memorandum, as of its date did not, as of the date hereof does not, and, as of the time of purchase or any additional time of purchase, as of any time at which any sales with respect to which the Final Memorandum is delivered and as it may be further amended or supplemented, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in either Memorandum based upon, and in conformity with, information concerning the Initial Purchasers and furnished in writing by or on behalf of the Initial Purchasers to the Company expressly for use in either Memorandum; the Company has not, prior to the execution of this Agreement, distributed any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Notes other than the then most recent Preliminary Memorandum and will not, at any time on or after the execution of this Agreement, distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Notes other than the then most recent Final Memorandum;

(b) each document (each, an “Incorporated Document”), if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c) the Company satisfies all conditions for the use of a registration statement on Form S-3 under the Act, including without limitation, (A) the registrant requirements of General Instruction I.A of Form S-3 under the Act and the transaction requirements of General Instructions I.B.1 of Form S-3 under the Act and (B) to register the Notes, and the Shares issuable upon conversion of the Notes, for resale in the manner contemplated by the Final Memorandum and the Registration Rights Agreement;

(d) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Final Memorandum entitled “Capitalization”, and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Final Memorandum entitled “Capitalization” (subject to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Final Memorandum and the grant of options and the issuance of stock under existing plans as described in the Final Memorandum); all of the issued and outstanding shares of capital stock, including the outstanding Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and no further approval or authority of the stockholders or the Board of Directors of the Company are required for the issuance and sale of the Notes and the Shares issuable upon conversion of the Notes;

(e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum, to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement and the Notes and to issue, sell and deliver the Notes and the Shares issuable upon conversion of the Notes as contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Notes;

(f) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Notes and the Shares) or (iii) result in the delisting of shares of Common Stock from the NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(g) the Company has no subsidiaries (as defined under the Act) other than Creative Business Solutions, Inc., Finserv Health Care Systems, Inc., Healthcare Media Enterprises, Inc., HealthWeb, Inc., Infotrust Company, Margolis Health Enterprises, Inc., Novalis Corporation, Digital Insurance Systems Corporation, Health Networks of America, Inc., Novalis Development Corporation, Novalis Development & Licensing Corporation, Novalis Services Corporation, Options Services Group, Inc., Winthrop Financial Group, Inc., Trizetto Application Services, Inc. and Diogenes, Inc. (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the bylaws of the Company and all amendments thereto have been delivered to you, and, except as set forth in the Final Memorandum, no changes therein will be made on or after the date hereof or on or before the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, have been issued in compliance with all federal and state securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims other than security interests, other encumbrances and adverse claims described in the Final Memorandum; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act.

(h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained or incorporated by reference in the Final Memorandum;

(i) this Agreement has been duly authorized, executed and delivered by the Company;

(j) the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(k) the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(l) the Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Shares issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance upon conversion of the Notes, and, upon conversion of the Notes in accordance with their terms and the terms of the Indenture, will be issued free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions, and are sufficient in number to meet the current conversion requirements (assuming all conditions to such conversion have been satisfied) based on the Conversion Rate (as defined in the Indenture) in effect as of the time of purchase and as of any additional time of purchase; such Shares, when so issued upon such conversion in accordance with the terms of the Notes and of the Indenture, will be duly and validly issued and fully paid and nonassessable; and the certificates for such Shares will be in due and proper form, and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(m) the terms of the Notes, the Registration Rights Agreement, the Indenture and the capital stock of the Company, including the Shares, conform in all material respects to the descriptions thereof contained in the Final Memorandum;

(n) when the Notes are issued pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(o) neither the Company nor any “affiliate” (as defined in Rule 501(b) of Regulation D under the Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act), which sale, offer, solicitation or negotiation is or will be integrated with the offer or sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) offered, solicited offers to buy or sold the Notes by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(p) it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to this Agreement to register the Notes or the Shares under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); assuming the Initial Purchasers offer and sell the Notes only to persons whom they, or their agents, reasonably believe are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A, it is not necessary in connection with the offer, sale and delivery of the Notes by the Initial Purchasers to such persons in the manner contemplated by the Final Memorandum to register the Notes or the Shares under the Act or to qualify the Indenture under the Trust Indenture Act; it is not necessary to register under the Act any Shares issued upon conversion of the Notes in accordance with their terms and the terms of the Indenture;

(q) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except for breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (C) any federal, state, local or foreign law, regulation or rule, except for breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ, except for breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties; and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Notes and the issuance of the Shares issuable upon conversion of the Notes, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (I) the charter or bylaws of the Company or any of the Subsidiaries, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except for conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ, or (V) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties;

(r) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale by the Company of the Notes or the issuance of Shares upon conversion of the Notes or the consummation of the transactions as contemplated hereby and by the Indenture, the Registration Rights Agreement and the Notes, other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Notes and the Shares are being offered by the Initial Purchasers and (ii) as may be required by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement;

(s) except as expressly set forth in the Final Memorandum, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Notes, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the sale of the Notes as contemplated hereby or otherwise; except for registration rights pursuant to which the Company has filed one or more registration statements with the Commission that are currently effective and except for any other registration rights disclosed in the Final Memorandum, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in any registration statement to be filed with the Commission pursuant to the Registration Rights Agreement, whether as a result of the sale of the Notes as contemplated hereby or otherwise;

(t) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its respective business, except where failure to have such licenses, authorizations, consents or approvals, or to make such filings, would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(u) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Final Memorandum (assuming the Final Memorandum were a prospectus included in a registration statement under the Act) or any Incorporated Document or to be filed as an exhibit to any Incorporated Document have been so described or filed as required;

(v) there are no actions, suits, claims, investigations or proceedings pending or, to the best of the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or, to the best of the Company’s knowledge, any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;

(w) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is incorporated by reference in the Final Memorandum, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(x) the financial statements included or incorporated by reference in the Final Memorandum, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries in all material respects as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included or incorporated by reference in the Final Memorandum comply with the requirements of Regulation S-X of the Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth or incorporated by reference in the Final Memorandum are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Final Memorandum (assuming the Final Memorandum were a prospectus included in a registration statement under the Act) or any Incorporated Document (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Final Memorandum; except as disclosed in the Final Memorandum, neither the Company nor any Subsidiary is, together with its “related parties,” the “primary beneficiary” of any “variable interest entity” (as such terms are used in Financial Accounting Standards Board Interpretation No. 46); and all disclosures contained in the Final Memorandum, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable, assuming the Final Memorandum were a prospectus included in a registration statement under the Act;

(y) subsequent to the time of execution of this Agreement or, if earlier, the respective dates as of which information is given in the Final Memorandum, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(z) the Company has obtained for the benefit of the Initial Purchasers the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Act) and certain stockholders, the parties to execute such Lock-Up Agreements are named in Exhibit A-1 hereto;

(aa) neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum, neither of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(bb) the Company, and each of the Subsidiaries, has good and marketable title to all property (real and personal) described the Final Memorandum or any Incorporated Document as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except as otherwise described in the Final Memorandum or any Incorporated Document and except as would not, individually or in the aggregate, materially effect the value of the property to the Company and its Subsidiaries; all the property described in the Final Memorandum or any Incorporated Document as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(cc) the Company and the Subsidiaries own, all right, title and interest in and to, or have obtained valid and enforceable licenses for, or other rights to use, the inventions (whether or not patentable), patent applications, patents, trademarks (both registered and unregistered), service marks, tradenames, or other indications of origin, service names, copyrights, trade secrets, computer software, database rights, Internet websites and domain names and other proprietary information described in the Final Memorandum as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted (including the commercialization of products or services described in the Final Memorandum to the extent developed or being developed), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the third parties which have licensed Intellectual Property which the Final Memorandum discloses is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) except as described in the Final Memorandum, there is no pending or to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the use or commercialization of the products or services described in the Final Memorandum as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect, except for failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect; (vii) to the Company’s knowledge, the manufacture, use or sale of any product or service, or, upon the commercialization thereof, any product or service described in the Final Memorandum or any Incorporated Document as under development by the Company or any Subsidiary would not be held to infringe any claims in any patents of third parties; (viii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (ix) to the Company’s knowledge, there is no prior art that may render any patent application owned by the Company or any Subsidiary of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(dd) Neither the Company nor any of the Subsidiaries has (i) incorporated open source materials into, or combined open source materials with, the Intellectual Property; (ii) distributed open source materials in conjunction with any of the Intellectual Property; or (iii) used open source materials that, as a result of such incorporation, combination, distribution or use, would cause licensees of such Intellectual Property to be entitled to: (A) copy, sell or give away the Intellectual Property or modifications or derivative works thereof without compensation to the licensor; (B) available access to the source code of the Intellectual Property; or (C) modify and create derivative works of the Intellectual Property software;

(ee) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(ff) the Company and the Subsidiaries and their properties, assets and operations each is in compliance with, and holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, there are no past, present or, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the best of the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(gg) in the ordinary course of its business, the Company, and each of the Subsidiaries, conducts, to the extent reasonably necessary, a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(hh) all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(ii) the Company, and each of the Subsidiaries, maintains insurance covering its properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the

Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(jj) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements incorporated by reference in the Final Memorandum any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(kk) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements described in the Final Memorandum or any Incorporated Document, or filed as an exhibit to any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(ll) the Company, and each of the Subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(mm) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;

(nn) the Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any Subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(oo) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in either Memorandum has been made or reaffirmed with a reasonable basis and has been disclosed in good faith;

(pp) all statistical or market-related data included in the Final Memorandum or any Incorporated Document are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(qq) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(rr) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(ss) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(tt) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Final Memorandum;

(uu) immediately after the issuance and sale of the Notes as contemplated hereby, no shares of preferred stock of the Company shall be issued or outstanding; and the issuance and sale of the Notes as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(vv) the Company is in compliance with the Marketplace Rules of the NASDAQ, including, without limitation, the requirements for continued designation of the Common Stock as a Nasdaq National Market security, and there are no actions, suits or proceedings pending or, to the Company’s knowledge, threatened or contemplated, and the Company has not received any notice from the NASDAQ, regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock from the NASDAQ, except as would not, individually or in the aggregate, have an Material Adverse Effect;

(ww) if the initial purchasers will sell to foreign persons though a foreign affiliate or foreign office of the initial purchasers, then either (1) insert this rep “the Company is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986 during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986;

(xx) the Company has obtained the written consent of Wells Fargo Foothill, Inc., to the execution, delivery and performance of the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions contemplated thereby, including the issuance of the Notes as described in the Final Memorandum;

(yy) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Final Memorandum;

(zz) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares issuable upon conversion of the Notes.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to the Initial Purchasers.

4. Representations and Warranties of the Initial Purchasers. The Initial Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Final Memorandum, and each Initial Purchaser, severally and not jointly, hereby represents and warrants to and agrees with the Company that:

(a) it will offer and sell the Notes only to persons whom they, or their agents, reasonably believe are QIBs within the meaning of Rule 144A;

(b) it is a QIB within the meaning of Rule 144A; and

(c) it has not engaged and will not engage in any form of general solicitation or general advertising (as those terms are defined under Regulation D under the Securities Act).

5. Certain Covenants of the Company. The Company hereby agrees that:

(a) the Company will prepare the Final Memorandum in a form approved by the Initial Purchasers and will make no amendment or supplement to the Final Memorandum to which the Initial Purchasers reasonably objects;

(b) promptly, from time to time, the Company will take such action as the Initial Purchasers may reasonably request to qualify the Notes and the Shares for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request, and the Company will comply with such laws so as to permit the continuance of sales and dealing therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; the Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes or the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or execute a general consent to service of process;

(c) the Company will furnish the Initial Purchasers with as many copies of the Final Memorandum, any documents incorporated by reference therein and any amendment or supplement thereto as the Initial Purchasers may from time to time reasonably request, and if, at any time prior to the completion of the resale of the Notes by the Initial Purchasers, any event shall have occurred as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Final Memorandum, the Company will promptly notify the Initial Purchasers and, upon the request of the Initial Purchasers, will prepare and furnish without charge to the Initial Purchasers and to any dealer in securities as many copies as the Initial Purchasers may from time to time reasonably request of an amended Final Memorandum or a supplement to the Final Memorandum which will correct such statement or omission or otherwise effect compliance with this Section 5(c);

(d) at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and so long as any of the Notes (or Shares issued upon conversion thereof) (or any shares of Common Stock paid as part of any “Make-Whole Premium” (as defined in the Indenture)) are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, for the benefit of holders from time to time of the Notes, the Company will furnish at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information satisfying the requirements of subsection (d)(4)(i) of Rule 144A;

(e) until the completion of the resale of the Notes by the Initial Purchasers, the Company will (i) file promptly all reports and any proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act and (ii) promptly notify you of such filing;

(f) the Company will use its best efforts to cause the Notes to be eligible for trading in PORTAL;

(g) for so long as any Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and will deliver to the Initial Purchasers (i) as soon as they are available, copies of any reports and financial statements furnished to or filed by the Company with the Commission or any securities exchange on which the Notes or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h) the Company will use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Final Memorandum under the caption “Use of proceeds”;

(i) the Company will reserve and keep available at all times free of preemptive rights, Shares for the purpose of enabling the Company to satisfy any obligations to issue Shares upon conversion of the Notes;

(j) the Company will use its best efforts to list, as promptly as practicable but in no event later than the time that the initial registration statement to be filed with the Commission pursuant to the Registration Rights Agreement is declared effective in accordance with the Registration Rights Agreement, the Shares on the NASDAQ, and to maintain such listing;

(k) the Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares issuable upon conversion of the Notes;

(l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees and expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the furnishing of copies thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment); (ii) all costs related to the preparation, issuance, execution, authentication and delivery of the Notes and the Shares, (iii) all costs related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon; (iv) the word processing and/or printing charges and expenses of counsel to the Initial Purchasers (but not including its fees for professional services) of this Agreement, the Indenture and the Registration Rights Agreement, and the reproduction and/or printing and furnishing of copies thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment); (v) all expenses in connection with the qualification of the Notes and the Shares for offering and sale under state or foreign laws, the determination of their eligibility for investment under state or foreign law and the cost of printing and furnishing of copies of any blue sky or legal investment memorandum to the Initial Purchasers and to dealers (including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with such blue sky or legal investment memorandum); (vi) any filing for review of the offering of the Notes or the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Initial Purchasers relating to NASD matters; (vii) any fees payable to investment rating agencies with respect to the rating of the Notes; (viii) the costs and charges of the Trustee and any transfer agent, registrar or depositary; (ix) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system; (x) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ; (xi) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering of the Notes to prospective investors and the Initial Purchasers’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (xii) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of the Depositary Trust Company (the “DTC”); and (xiii) all other costs and expenses incident to the performance of the Company’s obligations hereunder for which provision is not otherwise made in this Section 5(l);

(m) the Company will (i) cause the Notes, and the Shares issuable upon conversion of the Notes, to be included in the book-entry settlement system of the DTC and (ii) comply with all of its obligation set forth in the representations letter of the Company to the DTC relating to such inclusion;

(n) neither the Company nor any Affiliate or Subsidiary of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act), which sale, offer, solicitation or negotiation could be integrated with the sale of the Notes in a manner which would require their registration under the Act of the Notes;

(o) the Company will not solicit any offer to buy or offer or sell the Notes or the Shares by means of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(p) during the period of two years after the time of purchase or the additional time of purchase, if later, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act (“Rule 144”)) to, resell any of the Notes or the Shares which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(q) the Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution, as contemplated hereby, of the Notes;

(r) the Company will furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(c) hereof;

(s) the Company will not, at any time on or after the execution of this Agreement, distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Notes other than the then most recent Final Memorandum;

(t) during the period (the “Lock-Up Period”) beginning from the date hereof and ending on, and including, the date that is 90 days after the date of the Final Memorandum, the Company will not, without the prior written consent of UBS, (i) issue, offer, sell, agree to sell, hypothecate, pledge or otherwise dispose of, or contract to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any shares of Common Stock, any securities substantially similar to the Notes or the Common Stock, any securities that are convertible into or exercisable or exchangeable for shares of Common Stock, any debt securities or any securities that are convertible into or exercisable or exchangeable for the Notes or such other debt securities, (ii) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any securities substantially similar to the Notes or the Common Stock, any securities that are convertible into or exercisable or exchangeable for shares of Common Stock, any debt securities or any securities that are convertible into or exercisable or exchangeable for the Notes or such other debt securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or

(iii), or (v) waive any rights of the Company in respect of any lockup arrangement or similar agreement restricting the transfer of Common Stock held by ValueAct Partners, L.L.C. or any of its Affiliates or the release of ValueAct Partners, L.L.C. or any of its Affiliates from their respective obligations under any such arrangement or agreement, except in the case of clauses (i) through (iv) for (A) the issuance of the Notes; (B) the issuance of Shares upon conversion of the Notes; (C) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Final Memorandum; (D) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Final Memorandum; (E) the issuance of Common Stock under the Company’s Employee Stock Purchase Plan described in the Final Memorandum; (F); the issuance of Common Stock as consideration in mergers, stock or asset acquisitions or other business combinations to the extent the persons receiving such Common Stock enter into a Lock-Up Agreement (provided that such issuances of Common Stock shall be permitted up to an aggregate of 5% of the Company’s total outstanding Common Stock as of the date hereof without the recipient thereof entering into a Lockup Agreement); and (G) the filing, and effectiveness, under the Act of the registration statement to be filed with the Commission pursuant to the Registration Rights Agreement; and

(u) the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

6. Reimbursement of the Initial Purchasers’ Expenses. If the Notes are not delivered for any reason other than termination of this Agreement pursuant to the default by the Initial Purchasers in their or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(l) hereof, reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

7. Conditions of the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Stradling Yocca Carlson & Rauth, counsel for the Company, addressed to the Initial Purchasers, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for the Initial Purchasers, and in form and substance satisfactory to Willkie Farr & Gallagher LLP, counsel for the Initial Purchasers, in the form set forth in Exhibit B hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, a certificate of James J. Sullivan in his capacity as Senior Vice President and General Counsel of the Company in the form set forth in Exhibit C hereto.

(c) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Initial Purchasers (with executed copies for the Initial Purchasers) in the forms approved by UBS.

(d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Willkie Farr & Gallagher LLP, counsel for the Initial Purchasers, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.

(e) No amendment or supplement to either the Preliminary Memorandum or the Final Memorandum, or any document which upon filing with the Commission would be incorporated by reference in either Memorandum, shall at any time have been made or filed to which you have objected or shall object in writing.

(f) At the time of purchase or the additional time of purchase, as the case may be, the Final Memorandum shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (A) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known and (B) no transaction which is material and adverse to the Company has been entered into by the Company or any of the Subsidiaries.

(h) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(i) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E.

(j) You shall have received copies, duly executed by the Company and the other parties thereto, of the Indenture and the Registration Rights Agreement.

(k) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(z) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m) The Notes shall have been designated for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase.

(n) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any debt securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Initial Purchasers hereunder shall be subject to termination in the absolute discretion of the Initial Purchasers if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Final Memorandum, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the Initial Purchasers’ judgment make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Memorandum, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the Initial Purchasers’ judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Memorandum, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any debt securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Initial Purchasers elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly in writing.

If the sale to the Initial Purchasers of the Notes, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(l), 6 and 9 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Initial Purchasers, their partners, directors and officers, and any person who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Initial Purchasers or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Memorandum, as amended or supplemented, if applicable, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Initial Purchasers furnished in writing by or on behalf of the Initial Purchasers to the Company expressly for use in, such Memorandum; or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Initial Purchasers or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Initial Purchasers or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Initial Purchasers or any such person or otherwise, unless the Company is materially prejudiced as a result of such omission, and then only to the extent of such prejudice. The Initial Purchasers or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Initial Purchasers or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Initial Purchasers and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request and as required by this Agreement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or reasonably could have been expected to be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(b) Each Initial Purchaser severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser to the Company expressly for use in, any Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in any Memorandum or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Initial Purchaser pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Initial Purchaser in writing of the institution of such Proceeding and such Initial Purchaser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Initial Purchaser shall not relieve such Initial Purchaser from any liability which such Initial Purchaser may have to the Company or any such person or otherwise, unless such Initial Purchaser is materially prejudiced as a result of such omission, and then only to the extent of such prejudice. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Initial Purchaser in connection with the defense of such Proceeding or such Initial Purchaser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Initial Purchaser (in which case such Initial Purchaser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Initial Purchaser may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser), in any of which events such fees and expenses shall be borne by such Initial Purchaser and paid as incurred (it being understood, however, that such Initial Purchaser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Initial Purchaser shall be liable for any settlement of any such Proceeding effected without the written consent of such Initial Purchaser but, if settled with the written consent of such Initial Purchaser, such Initial Purchaser agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request and as required by this Agreement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or reasonably could have been expected to be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of the Initial Purchasers’ discounts and commissions but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers, bear to the gross proceeds to the Company from the offering of the Notes (before deducting the Initial Purchasers’ discounts and commissions and other expenses). The relative fault of the Company on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damage which such Initial Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Initial Purchaser, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and the Initial Purchasers agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Notes, or in connection with any Memorandum.

10. Information Furnished by the Initial Purchasers. The statements set forth in the thirteenth paragraph under the caption “Plan of distribution” in the Final Memorandum, only insofar as such statements relate to over-allotment and stabilization, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Initial Purchasers, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 567 Nicolas Drive, Suite 360, Newport Beach, CA 92661, Attention: Chief Financial Officer.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchasers or any indemnified party. The Initial Purchasers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Initial Purchasers and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Initial Purchasers’ respective businesses and/or assets.

17. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

18. No Fiduciary Duties.. The Company hereby acknowledges that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Purchase Agreement entered into on an arm’s length basis and in no event do the parties intend that the Initial Purchasers act or be responsible as fiduciaries to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Purchase Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary duty to the Company in connection with the transactions contemplated by this Purchase Agreement or any matters leading up to such transactions.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Initial Purchasers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Initial Purchasers.

Very truly yours,

THE TRIZETTO GROUP, INC.

By:
Name:
Title:

Accepted and agreed to as of the date

first above written:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Initial Purchaser	Principal Amount of Firm Notes
UBS SECURITIES LLC	$60,000,000
BANC OF AMERICA SECURITIES LLC	30,000,000
WILLIAM BLAIR & COMPANY, L.L.C.	10,000,000

Total	$100,000,000

EXHIBIT A

Lock-Up Agreement

September     , 2005

UBS Securities LLC

on behalf of the Initial Purchasers

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Purchase Agreement (the “Purchase Agreement”) to be entered into by The TriZetto Group, Inc., a Delaware corporation (the “Company”), and you, with respect to the offering (the “Offering”) without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Rule 144A under the Act, of Convertible Senior Notes due 2025 (the “Notes”) of the Company. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

In order to induce you to enter into the Purchase Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final offering memorandum relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any common stock (the “Common Stock”), $0.001 par value per share, of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, or any securities substantially similar to the Notes or Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any such securities, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with the Initial Purchaser to be bound by the terms of this Lock-Up Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Initial Purchaser to be bound by the terms of this Lock-Up Agreement, (c) transfers by will or intestate succession, provided the successors agree in writing with the Initial Purchaser to be bound by this Lock-Up Agreement, (d) transfers to partners of a partnership or to members of a limited liability company, provided the successors agree in writing with the Initial Purchaser to be bound by this Lock-Up Agreement [or (e) sales made pursuant to a 10b5-1 plan in existence as of the date of this Agreement]1. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of any registration statement to be filed with the Commission pursuant to the Registration Rights Agreement. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Notes or the shares of Common Stock issuable upon conversion of the Notes.

* * *

[1]	Clause (e) to be included only in the Lockup Agreement executed by Jeffrey H. Margolis

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) for any reason the Purchase Agreement shall be terminated prior to the “time of purchase” (as defined in the Purchase Agreement) or (iii) the Purchase Agreement is not entered into between you and the Company by December 31, 2005, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position
1. Anthony Bellomo	Executive Vice President — Enterprise Software

2. Kathleen Early	President and Chief Operating Officer

3. Lois A. Evans	Director

4. Richard M. Fitzgerald	Vice President — Benefits Administration Services and Operations

5. Patricia E. Gorman	Executive Vice President — Business Solutions

6. Thomas B. Johnson	Director

7. L. William Krause	Director

8. Paul F. LeFort	Director

9. Donald J. Lothrop	Director

10. James C. Malone	Senior Vice President — Finance

11. Jeffrey H. Margolis	Chairman of the Board, CEO and President

12. James J. Sullivan	Senior Vice President, General Counsel

13. Philip J. Tamminga	Executive Vice President — Professional Services

14. James D. Wade	Senior Vice President — Human Capital Management

15. Jerry P. Widman	Director

A-1

EXHIBIT B

OPINION OF STRADLING YOCCA CARLSON & RAUTH

                    , 2005

UBS Securities LLC

Banc of America Securities LLC

William Blair & Company, L.L.C.

as initial purchasers

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Re:     The Trizetto Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to the Trizetto Group, Inc., a Delaware corporation (the “Company”), in connection with (i) the Offering Memorandum, dated                     , 2005 (the “Final Memorandum”), and (ii) the Purchase Agreement, dated                     , 2005 (the “Purchase Agreement”), by and among the Company and UBS Securities LLC, Banc of America Securities LLC and William Blair & Company, L.L.C. (the “Initial Purchasers”), pursuant to which (a) the Company has agreed to sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Company, $                     aggregate principal amount of its             % Senior Convertible Notes due 2025 (the “Notes”) and (b) the Company granted an option to the Initial Purchasers to purchase up to an additional $                     aggregate principal amount of the Notes. This opinion is being delivered pursuant to Section 7(a) of the Purchase Agreement. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings set forth in the Purchase Agreement.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that, except for the Purchase Agreement, the Indenture, the Registration Rights Agreement, and the documents required or contemplated thereby and the documents delivered on the date hereof in connection with the closing under the Purchase Agreement, there are no other documents or agreements between the Company and the Initial Purchasers which would expand or otherwise modify the respective rights and obligations of the Company and the Initial Purchasers as set forth in the Purchase Agreement, the Indenture and the Registration Rights Agreement.

We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures (other than signatures of officers of the Company). We have also assumed that, with respect to all parties to agreements or instruments relevant hereto (other than the Company), such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Purchase Agreement and the other documents and certificates delivered in connection therewith, certificates of officers of the Company, and certificates and advice of public officials. In addition, the opinions regarding the Company’s capitalization have been rendered solely in reliance upon certificates of officers of the Company and certificates from the Company’s transfer agent.

Whenever a statement herein is qualified by “known to us,” “to our current actual knowledge,” or similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently employed by this firm who have rendered legal services to the Company. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum, to execute and deliver the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Notes and to issue and deliver the Shares upon conversion of the Notes.

2. Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum.

3. The Company and the Subsidiaries are each duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

4. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

5. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar rights relating to or affecting the rights of creditors and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

6. The Notes have been duly authorized by the Company and, when duly executed, issued and authenticated in accordance with terms of the Indenture and delivered to and paid for by the Initial Purchasers as contemplated by the Purchase Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture and the Registration Rights Agreement, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar rights relating to or affecting the rights of creditors and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

7. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar rights relating to or affecting the rights of creditors and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

8. The Shares into which the Notes are convertible at the initial “Conversion Rate” (as defined in the Indenture), assuming the conditions for such conversion have been satisfied, have been duly authorized and validly reserved for issuance upon conversion of the Notes; and such Shares, when issued and delivered upon conversion in accordance with the terms of the Notes and Indenture, will be duly and validly authorized, fully paid and non-assessable and free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights, and the holders of such Shares will not be subject to personal liability by reason of being such holders. To our knowledge, except as disclosed in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

9. The Company has an authorized and outstanding capitalization as set forth in the Final Memorandum under the caption “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, rights of first refusal and similar rights.

10. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and except as otherwise stated in the Final Memorandum, based solely upon our review of the stock records of the Subsidiaries, are owned by the Company or a wholly owned Subsidiary of the Company, in each case to our knowledge subject to no security interest, other encumbrance or adverse claim, except for the security interests, other encumbrances and adverse claims described in the Final Memorandum, and to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

11. The terms of the Notes, the Indenture and the Registration Rights Agreement, and the capital stock of the Company, including the Shares, each conform in all material respects to the descriptions thereof contained or incorporated by reference in the Final Memorandum.

12. To our knowledge, the Company satisfies all conditions for the use of a registration statement on Form S-3 under the Act, including, without limitation, (A) the registrant requirements of General Instruction I.A of Form S-3 under the Act and the transaction requirements of General Instructions I.B.3 of Form S-3 under the Act and (B) to register the Notes, and the Shares issuable upon conversion of the Notes, for resale in the manner contemplated by the Registration Rights Agreement and the Final Memorandum;

13. Each Incorporated Document at the time it was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules, and other financial data or statistical data, contained in such Incorporated Document, as to which we express no opinion).

14. No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, or pursuant to any federal law, or the Delaware General Corporation Law, is required in connection with the issuance and sale by the Company of the Notes or the issuance of Shares upon conversion of the Notes or the consummation of the transactions as contemplated by the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Notes, other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Notes and the Shares are being offered by the Initial Purchasers, under the listing requirements, by laws or rules or regulations of the National Association of Securities Dealers, Inc., the Nasdaq National Market and the PORTAL Market (as to which we express no opinion) and (ii) as may be required by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement.

15. The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes, the consummation by the Company of the transactions contemplated thereby and the issuance of the Notes and of Shares upon the conversion of the Notes do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the charter or bylaws of the Company or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other material evidence of indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected and which is filed as an exhibit to any Incorporated Document, or (iii) any federal statute, rule or regulation, any statute or regulation of the State of California, or the Delaware General Corporation Law, of a type which is typically applicable to transactions similar to those transactions contemplated by the Purchase Agreement or (iv) to our knowledge, any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties.

16. To our knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Final Memorandum (assuming the Final Memorandum were a prospectus included in a registration statement under the Act) or any Incorporated Document or to be filed as an exhibit to any Incorporated Document which have not been so described or filed as required.

17. To our knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Notes; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Final Memorandum (assuming the Final Memorandum were a prospectus included in a registration statement under the Act) or any Incorporated Document but are not so described as required.

18. Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Notes, neither will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

19. The statements in the Final Memorandum under the headings, “Description of Other Indebtedness,” “Description of the Notes,” “Description of Capital Stock,” “Plan of Distribution,” and “Transfer Restrictions”, insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, and those statements in the Final Memorandum that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, as of the date of the Final Memorandum, and as of the date hereof, are accurate and complete in all material respects.

20. The statements in the Final Memorandum under the caption “Material United States federal income tax considerations” constitute an accurate and complete summary of the matters discussed therein in all material respects.

21. Except as described in the Purchase Agreement, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in the Final Memorandum or described in or filed as an exhibit to the Annual Report or otherwise known to us, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest in the Company or to include any such shares or interest in any registration statement to be filed with the Commission pursuant to the Registration Rights Agreement, whether as a result of the sale of the Notes as contemplated in the Purchase Agreement or otherwise.

22. Assuming the accuracy of the representations and warranties of the Company and the Initial Purchasers in the Purchase Agreement and that the Company and the Initial Purchasers comply with their respective covenants set forth in the Purchase Agreement, no registration of the Notes or the Shares under the Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with (a) the offer, sale and delivery of the Notes to the Initial Purchasers, or (b) the initial resale of the Notes by the Initial Purchasers or (c) the conversion of the Notes into Shares, in each case in the manner contemplated by the Final Memorandum, the Purchase Agreement, the Indenture and the Notes. The Notes, when issued, will not be of the same class

(within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

23. To the best of our knowledge, neither the Company nor any Subsidiary (nor any agent thereof acting on their behalf) has taken any action that would cause the Purchase Agreement or the issuance or sale of the Notes or the issuance of the Shares upon conversion of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Final Memorandum were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as and to the extent stated in subparagraphs 9, 11, 19 and 20 above), on the basis of the foregoing we can supplementally advise you as a matter of fact and not as an opinion that nothing has come to our attention that causes us to believe that the Final Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to the financial statements, notes to financial statements and schedules, and other financial or statistical data, included in the Final Memorandum). Our belief is based upon the procedures set forth above, but is without independent check or verification.

We express no opinion with respect to:

i. the effect of provisions releasing or indemnifying a party against liability for its own wrongful or negligent acts, or where rights to indemnification and contribution are contrary to public policy or may be limited under applicable law;

ii. the enforceability of the choice of law provisions contained in the Purchase Agreement, Registration Rights Agreement and the Indenture;

iii. the enforceability of the provisions in the Purchase Agreement, Registration Rights Agreement and Indenture selecting a particular trial venue;

iv. the effect of California Civil Code Section 1670.5, which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made;

v. the effect of California Civil Code Section 1671 which provides in part that a contractual provision liquidating the damages for breach of contract in a commercial transaction will be invalid if it is established that the provision was “unreasonable” under the circumstances existing at the time the contract was made; or

vi. the effect of Section 1698 of the California Civil Code which provides in part that provisions of any instrument or agreement may only be waived in writing will not be enforced to the extent that an oral agreement has been executed modifying provisions of such instrument or agreement.

We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware and federal law of the United States. We call your attention to the fact that the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes state that they are governed by New York law and that we are not rendering any opinion with respect to New York law. We have not examined the question of what law would govern the interpretation or enforcement of the Purchase Agreement, the Registration Rights Agreement, the Indenture or the Notes and our opinion is based on the assumption that the internal laws of the State of California and federal law would govern the provisions of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes and the transactions contemplated thereby.

The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person, other than Willkie Farr & Gallagher LLP, as counsel for the Initial Purchasers, without our prior written consent.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

EXHIBIT C

FORM OF CERTIFICATE OF JAMES J. SULLIVAN

September     , 2005

UBS Securities LLC

Banc of America Securities LLC

William Blair & Company, L.L.C.

as Initial Purchasers

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

I am the Senior Vice President and General Counsel to the TriZetto Group, Inc., a Delaware corporation (the “Company”). You have requested that I issue this letter in connection with (i) the Offering Memorandum, dated September     , 2005 (the “Final Memorandum”), and (ii) the Purchase Agreement, dated September     , 2005 (the “Purchase Agreement”), by and among the Company and UBS Securities LLC and Bank of America Securities (the “Initial Purchasers”), pursuant to which (a) the Company has agreed to sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Company, $                     aggregate principal amount of its             % Senior Convertible Notes due 2025 (the “Notes”) and (b) the Company granted an option to the Initial Purchasers to purchase up to an additional $                     aggregate principal amount of the Notes. This letter is being delivered pursuant to Section 7(b) of the Purchase Agreement. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings set forth in the Purchase Agreement.

Whenever a statement herein is qualified by “known to me,” “to my knowledge,” or similar phrase, it is intended to indicate that no information that would give me current actual knowledge of the inaccuracy of such statement has come to my attention as of the date of this letter. I have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by me during the preparation of this letter should not be regarded as such an investigation; no inference as to my knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of my position with the Company. I have undertaken no duty to update any statement contained in this letter if any facts, circumstances or my knowledge as of the date of this letter changes at any time after the date of this letter.

Based on the foregoing and subject to the qualifications set forth herein, I hereby certify to the following:

1.	I am the Senior Vice President and General Counsel to the Company.

C-1

2.	To my knowledge and except as disclosed in the Final Memorandum or any Incorporated Document, (i) neither the Company nor any of the Subsidiaries is infringing, illegally using or otherwise violating any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of others, and (ii) there are no infringements or uses by others of any of the material trade secrets, trademarks, service marks, copyrights, computer software, databases, Internet website domain names or other proprietary information or materials of the Company or any of the Subsidiaries which in my judgment would affect materially the use thereof by the Company or any of the Subsidiaries, or the validity and enforceability of the proprietary rights of the Company or any of the Subsidiaries therein.

3.	Except as otherwise disclosed in the Final Memorandum or any Incorporated Document, I have no knowledge of any facts which would preclude the Company or any of the Subsidiaries from having valid and enforceable license or other rights to use, or holding title free and clear of security interests, liens, encumbrances or claims of any nature to, the material trade secrets, trademarks, service marks, copyrights, computer software, databases, Internet website domain names or other proprietary information and materials referenced in the Final Memorandum; and I have no knowledge that the Company or any of the Subsidiaries lacks or will be unable to obtain any rights or licenses to use all proprietary information and materials that are necessary to conduct the business as now materially conducted by the Company or the Subsidiaries as described in the Final Memorandum or Incorporated Document incorporated by reference therein, except as described in the Final Memorandum or any Incorporated Document.

I am not an expert in matters of intellectual property and I am not a member of the Patent Bar. The foregoing is being provided to you in my capacity as Senior Vice President and General Counsel of the Company, and not in my individual capacity.

Sincerely,

James J. Sullivan,
Senior Vice President and General Counsel

C-2

EXHIBIT D

OFFICERS’ CERTIFICATE

Each of the undersigned, Jeffrey H. Margolis, Chief Executive Officer of The TriZetto Group, Inc., a Delaware corporation (the “Company”), and James C. Malone, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 7(h) of that certain Purchase Agreement dated September     , 2005 (the “Purchase Agreement”) among the Company and the Initial Purchaser named therein, that as of September     , 2005:

1.	He has reviewed the Final Memorandum.

2.	The representations and warranties of the Company as set forth in the Purchase Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Purchase Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraphs (f) and (g) of Section 7 of the Purchase Agreement have been met.

5.	The financial statements and other financial information included or incorporated by reference in the Final Memorandum fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of, and for, the periods therein presented.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this September     , 2005.

Name:	Jeffrey H. Margolis
Title:	Chief Executive Officer

Name:	James C. Malone
Title:	Chief Financial Officer

D-1

EXHIBIT E

OFFICER’S CERTIFICATE

I, James C. Malone, Chief Financial Officer of The TriZetto Group, Inc., a Delaware corporation (the “Company”), hereby certify that:

(i) I am familiar with the terms of (a) the Indenture dated September     , 2005 between the Company and Wells Fargo Corporate Trust, as Trustee, relating to the Company’s             % Convertible Senior Notes due 2025 and (b) any and all other agreements relating to the indebtedness of the Company and the Subsidiaries outstanding on the date hereof (each as may be amended as of the date hereof, collectively, and together with the previously mentioned Indenture, the “Debt Agreements”). For the purpose of this certificate, I have reviewed in particular the covenants contained in the Debt Agreements, including those which require the maintenance of certain financial ratios or similar requirements by the Company and/or which prohibit the incurring of debt by the Company under various circumstances, and the events of default provided for by the Debt Agreements.

(ii) On the date hereof, there exists no event of default or event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.

(iii) Neither the issuance by the Company of up to $             aggregate principal amount of the Notes pursuant to the Purchase Agreement (assuming exercise in full of the Initial Purchaser’s option to purchase up to $[            ] aggregate principal amount of additional Notes), nor the issuance by the Company of Common Stock upon conversion of the Notes will result in an event of default or an event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.

(iv) Without limiting the generality of the foregoing, for the purposes of this certificate, I have made or caused to be made the computations set forth in Schedule A hereto as of [date of latest financial statements] of certain financial ratios under the Debt Agreements, which were utilized in order to make the statements contained herein. The terms used in Schedule A hereto are defined in the Debt Agreements.

(v) I am sufficiently familiar with the financial affairs of the Company by reason of my present position with the Company to make the statements contained in this certificate, which are based upon the audited consolidated financial statements of the Company and the Subsidiaries as of and for the year ended 2004, the unaudited financial statements of the Company and the Subsidiaries as of and for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, and other written statements, summaries, tabulations and computations, which I believe to be accurate, complete and reliable, made and furnished to me by employees of the Company in the regular course of their duty. I am also sufficiently familiar with the present financial condition and operating results of the Company and the Subsidiaries that any material changes in the facts underlying the data relied upon by me in making this certificate occurring since the respective dates of such data would have come to my attention prior to the date hereof in the regular course of business.

E-1

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand on this September     , 2005.

Name:	James C. Malone
Title:	Chief Financial Officer

E-2